EXHIBIT 10.18

AMENDMENT

Reference is made to the Common Stock Purchase Warrants of Diametrics Medical, Inc. (the “Company”) dated May 12, 2003 as amended May 28, 2004 (the “Series E Warrants”) issued to Mercator Advisory Group LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III LP and Mercator Focus Fund, LP (collectively, the “Warrant Holders”). Schedule A hereto sets forth the number of Series E Warrants currently held by the Warrant Holders.

This Amendment is being signed in connection with and as a condition precedent to the issuance of up to $3,000,000 in aggregate principal amount of convertible notes to be issued pursuant to that certain Subscription Agreement dated December 14, 2004 among the Company and the purchasers parties thereto.

The Company and each Warrant Holder hereby agree as follows:

1. Paragraph 1.1 of the Series E Warrants is hereby amended in its entirety to read as follows:

“This Warrant is exercisable in whole or in part (but not as to any fractional share of Common Stock), at any time and from time to time, but prior to 6:00 p.m. on the Expiration Date set forth above.”

2. Paragraph 1.2 of the Series E Warrants is hereby amended to provide that the exercise price shall be $0.025 per share.

3. Except as hereby amended, all other terms of the Series E Warrants remain in full force and effect.

4. The validity, construction and enforceability of this Amendment shall be governed by the internal law of the State of Minnesota, without regard to conflict of law principles.

5. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

6. This Amendment shall be binding upon the Company, the Warrant Holders and their respective successors and assigns, and shall inure to the sole benefit of the Company, the Warrant Holders and the successors and assigns of the Company and the Warrant Holders.

Dated: December 15, 2004	DIAMETRICS MEDICAL, INC. By: /s/ David B. Kaysen Name: David B. Kaysen Title: President and CEO

MERCATOR MOMENTUM FUND, LP By: /s/ David Firestone Name: David Firestone Title: Managing Member, Mercator Advisory Group LLC

MERCATOR MOMENTUM FUND III, LP By: /s/ David Firestone Name: David Firestone Title: Managing Member, Mercator Advisory Group LLC

MERCATOR FOCUS FUND, LP By: /s/ David Firestone Name: David Firestone Title: Managing Member, Mercator Advisory Group LLC

MERCATOR ADVISORY GROUP, LLC By: /s/ David Firestone Name: David Firestone Title: Managing Member

Schedule A

Series E Warrants

Mercator Momentum Fund, LP	65,047
Mercator Momentum Fund III, LP	67,252
Mercator Focus Fund, LP	198,450
Mercator Advisory Group LLC	73,500